EXHIBIT 10.1

EXCHANGE AGREEMENT

by and among

THE INVESTORS
NAMED ON SCHEDULE A HERETO

and

HIGHBURY FINANCIAL INC.

September 14, 2009

TABLE OF CONTENTS

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TABLE OF CONTENTS
(Cont’d.)

Page

Section 7.13. Counterparts	14
Section 7.14. Interpretation	14

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH AGREEMENT.

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is made as of this 14th day of September, 2009 by and among the persons named as Investors set forth on Schedule A hereto (each an “Investor”, and, collectively, the “Investors”), and Highbury Financial Inc., a Delaware corporation (the “Company”), with reference to the following background.

RECITALS

WHEREAS, the Investors in the aggregate own 1,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series B Preferred”);

WHEREAS, pursuant to the terms of this Agreement, the Investors wish to exchange up to 360 shares of Series B Preferred (the “Exchange”) for shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) upon the terms and conditions set forth in this Agreement; and

WHEREAS, pursuant to the terms of this Agreement, the Company wishes to enter into the Exchange in order to prevent a single stockholder from acquiring ownership beneficially, either directly or through one or more controlled companies, of more than 25% of the outstanding Voting Securities (as defined below) of the Company, thereby triggering a presumptive change of control under Section 2(a)(9) of the Investment Company Act (as defined below) of Aston Asset Management LLC (“Aston”), the Company’s wholly owned subsidiary and investment adviser to the Aston Funds.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto hereby agree as follows, with the obligations of each Investor being several and not joint:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.  As used in this Agreement, the following terms have the following meanings:

“25% Stockholder” shall mean a Person that would own, either of record or beneficially through a broker, bank or other nominee measured at the end of any trading day, twenty-five percent (25%) or more of the Voting Securities of the Company (calculated in the manner provided pursuant to Section 2(a)(42) under the Investment Company Act) but for an Exchange under this Agreement.

“Affiliate” shall mean, with respect to any Person (herein the “first party”), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term “control” as used herein (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (b) otherwise direct the management or policies of such Person by contract or otherwise (other than solely as a director of a corporation (or similar entity) that has five (5) or more directors). For the purposes of this Agreement, the Company shall not be deemed to be an Affiliate of Aston.

“Agreement” means this Exchange Agreement, as amended from time to time.

“Amended and Restated Investor Rights Agreement” shall mean the Amended and Restated Investor Rights Agreement of even date herewith by and among the Company, the Investors and the Management Stockholders.

“Asserted Liability” shall have the meaning set forth in Section 7.11(a).

“Aston” shall have the meaning set forth in the recitals.

“Board” means the Board of Directors of the Company.

“Certificate of Designation” means the Certificate of Designation filed with the Secretary of State of the State of Delaware with respect to the Series B Preferred Stock as amended from time to time.

“Claims” shall have the meaning set forth in Section 7.11.

“Claims Notice” shall have the meaning set forth in Section 7.11(a).

“Closing” shall have the meaning set forth in Section 2.03.

“Code” shall have the meaning set forth in Section 2.01.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Contractual Obligation” shall have the meaning set forth in Section 4.06.

“Controlled Affiliate” shall mean, with respect to a Person, any Affiliate of such Person under its “control,” as the term “control” is defined in the definition of Affiliate.

“Conversion Number” shall mean 4,500, subject to adjustment as set forth in the definition of “Conversion Number” in Section 12 of the Certificate of Designation of the Series B Preferred filed with the Secretary of State of the State of Delaware on August 10, 2009, as amended from time to time.

“Exchange” shall have the meaning set forth in the recitals.

“Exchange Shares” shall mean the number of shares of Common Stock to be issued by the Company pursuant to Section 2.01 of the Agreement such that after such issuance the number of Voting Securities held by the 25% Stockholder that triggered the Exchange shall be equal to (i) .25 multiplied by the number of Voting Securities outstanding after the issuance contemplated by Section 2.01 minus (ii) one (1) share of Common Stock; provided, however in no event shall the number of Exchange Shares exceed the product of 360 and the Conversion Number.

“Financial Statements” shall have the meaning set forth in Section 5.06(b).

“Governmental Authority” shall have the meaning set forth in Section 4.05.

“Immediate Family” shall mean, with respect to any natural person, (a) such person’s spouse, parents, grandparents, children, grandchildren and siblings, (b) such person’s former spouse(s) and current spouses of such person’s children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interests are held directly or indirectly by the foregoing.

“Investment Company Act” shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

“Investor(s)” shall have the meaning set forth in the preamble.

“Management Stockholder(s)” shall mean (a) in the case of any Investor which is a natural person, such Investor, and (b) in the case of any Investor which is not a natural person, that certain employee of Aston (or one of its Controlled Affiliates) who is the owner of the issued and outstanding capital stock of, or other equity interests in, such Investor and is listed as such on Schedule A hereto (including any such employee after such employee has transferred any of its, his or her interest in such Investor to a Permitted Transferee (as such term is defined in the Investor Rights Agreement)).

“Person” means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

“Requirement of Law” shall have the meaning set forth in Section 4.06.

“SEC” shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

“SEC Reports” shall have the meaning set forth in Section 5.06(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder by the SEC from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Series B Preferred” shall have the meaning set forth in the recitals.

“Transaction Documents” shall mean this Agreement and the Amended and Restated Investor Rights Agreement.

“Voting Securities” shall have the same meaning as set forth in Section 2(a)(42) under the Investment Company Act.

ARTICLE II

EXCHANGE

Section 2.01.   Exchange of Series B Preferred for Common Stock by Investors.  On the terms and subject to the conditions of this Agreement, each time a Person becomes a 25% Stockholder, at the Closing (i) the Company hereby agrees to issue to each Investor its pro rata share (based upon the number of shares of Series B Preferred held by such Investor at the time of the Closing and the total number of shares of Series B Preferred held by all Investors at the time of the Closing) of the Exchange Shares and (ii) each Investor hereby agrees to accept his, her or its pro rata share of such Exchange Shares in exchange for such number of shares or fractional shares of Series B Preferred equal to the quotient of (x) the number of Exchange Shares issued to such Investor divided by (y) the Conversion Number.  At the Closing, each of the Investors shall deliver to the Company assignments duly executed by such Investor representing the respective number of Series B Preferred held by such Investor, in exchange for the number of Exchange Shares as provided in this Section 2.01.  Promptly following (but in no event more than five business days after) any exchange pursuant hereto, the Company shall pay to each Investor an amount equal to all accrued but unpaid dividends which are in arrears for more than one quarter on the shares of Series B Preferred which are so exchanged.  Notwithstanding anything in this Section 2.01 to the contrary, the Investors, in the aggregate, shall not be required to exchange more than 360 shares of Series B Preferred (as such number may be ratably adjusted on account of any stock splits, stock dividends, stock combinations or similar recapitalizations with respect to the Series B Preferred).  The Company and the Investors agree to treat each Exchange as a recapitalization pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and to consistently take the position on all tax returns, before any taxing authority, and in any judicial proceeding, that each Exchange contemplated by this Agreement qualifies as a recapitalization under Section 368(a)(1)(E) of the Code.

Section 2.02.   Amendment to Investor Rights Agreement.  The Company and the Investors shall execute and deliver, and the Investors shall cause the Management Stockholders to execute and deliver, the Amended and Restated Investor Rights Agreement, which shall automatically become effective upon the consummation of the Closing.

Section 2.03.   Closing.  The closing of each Exchange contemplated by this Agreement shall be effective upon, and contemporaneous with, a Person becoming a 25% Stockholder of the Company (the “Closing”).  Each Closing shall take place at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York.  As soon as practicable after each Closing, the Company shall cause its transfer agent to deliver certificates representing the Exchange Shares to each Investor.  No Closing may occur after the earlier to occur of (x) the first anniversary of the date of this Agreement and (y) unless otherwise mutually agreed by the parties hereto, immediately prior to the consummation of an event which would constitute a Change of Control (as defined in the Certificate of Designation).  For the avoidance of doubt, if a transaction occurs which would constitute a Change of Control (as defined in the Certificate of Designation), unless otherwise agreed between the parties, no Closing shall occur with respect to such transaction.  If a Closing does not occur on or before the first anniversary of the date of this Agreement, this Agreement shall terminate and have no further force or effect.

ARTICLE III

RESTRICTIVE LEGENDS

Section 3.01.   Restrictive Legends.  It is understood and agreed that the certificates evidencing the shares of Common Stock to be delivered to the Investors at the Closing, and each certificate issued upon transfer thereof, shall bear the following legends, in addition to any other legends required by Delaware law:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT WHICH PLACES RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES REPRESENTED HEREBY.  A COPY OF THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE INVESTORS

Each Investor severally represents and warrants (as to itself, himself or herself only) to the Company, as of the date hereof and as of each Closing, as follows:

Section 4.01.   Organization.  Such Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

Section 4.02.   Ownership and Capital Structure.

(a)     The number of shares of Series B Preferred held by such as of the date hereof is as set forth on Schedule A hereto.

(b)     Such Investor is the lawful owner of the Series B Preferred to be transferred by it hereunder, free and clear of all liens, encumbrances, restrictions and claims of every kind (other than pursuant to applicable securities laws and the provisions of the Amended and Restated Investor Rights Agreement and Certificate of Designation) and has full legal right, power and authority to enter into this Agreement and to sell, assign, exchange, transfer and convey its Series B Preferred pursuant to this Agreement.

Section 4.03.   Investment Intent.  The shares of Common Stock to be acquired by such Investor hereunder (i) are being acquired by such Investor for its own account and (ii) are not being acquired by such Investor with a view to, or for sale in connection with, any distribution thereof which is not in compliance with applicable securities laws.

Section 4.04.   Accredited Investor; Knowledge and Experience.  Such Investor is an “accredited investor” as that term is defined in Regulation D under the Securities Act.  Such Investor has carefully considered the potential risks relating to the Company and the Exchange.  Such Investor is familiar with the business and financial condition, properties, operations and prospects of the Company and has had access, during the course of the transactions contemplated hereby and prior to the Exchange, to such information as it has deemed material to its investment decision and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor has had access; provided, that neither the foregoing (nor any other knowledge which such Investor has) shall in any way limit the scope or effect of the representations and warranties of the Company set forth in Article V.  Such Investor made, either alone or together with its advisors, such independent investigation of the Company as such Investor deems to be, or its advisors deem to be, necessary or advisable in connection with this investment.  Such Investor understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to the fairness of this investment.

Section 4.05.   Authority.  Such Investor has full legal right, power and authority to enter into and perform this Agreement and other Transaction Documents to which it is a party, and the execution and delivery of this Agreement and the other Transaction Documents by it, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary requisite action (corporate or otherwise).  Except for compliance with any applicable requirements of the Securities Act and the Securities Exchange Act, no consent, waiver or authorization of, or filing with any other Person (including without limitation, any federal or state governmental authority or other political authority (collectively, “Governmental Authority”)) is required in connection with any of the foregoing or with the validity or enforceability against such Investor of this Agreement and the other Transaction Documents.  Each of this Agreement and the other Transaction Documents has been duly executed and delivered by such Investor and constitutes the legal, valid and binding agreement of such Investor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 4.06.   No Conflict.  The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with any provision of such Investor’s Certificate of Incorporation or By-Laws or other similar organizational documents, (ii) conflict with or violate any applicable law, statute, treaty, rule, regulation, arbitration award, judgment, decree, order or other determination of any Governmental Authority (collectively, “Requirement of Law”) applicable to such Investor or any mortgage, security, lease, franchise, agreement, guaranty, instrument or undertaking (collectively, “Contractual Obligation”) of such Investor or (iii) result in, or require, the creation or imposition of any lien, charge or other encumbrance on any of the properties or revenues of such Investor pursuant to any Requirement of Law or Contractual Obligation.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor, as of the date hereof and, unless such representation speak as to a specified date, as of each Closing, as follows:

Section 5.01.   Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 5.02.   Capitalization.  As of the date hereof, the Company’s authorized capital stock consists 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 50,000 shares are designated Series A Junior Participating Preferred Stock and 1,000 shares are designated Series B Convertible Preferred Stock.  As of the date hereof, the Company’s issued and outstanding capital stock is as set forth on Schedule B hereto.  As of the date hereof, other than as set forth on Schedule B, there are no issued or outstanding options, warrants or other rights to acquire, or any outstanding securities or obligations convertible into or exchangeable for, any shares of the capital stock of the Company.

Section 5.03.   Valid Issuance of Securities.  The Exchange Shares when issued and delivered by the Company in exchange for the delivery by the Investors of the Series B Preferred pursuant to the terms of this Agreement, (i) will have been duly authorized, validly issued, fully paid and nonassessable, (ii) will be free and clear of all liens, encumbrances, equities and claims (other than securities law restrictions and those other restrictions set forth in the Amended and Restated Investor Rights Agreement) and (iii) will be issued without violation of any preemptive rights.

Section 5.04.   Authority.  The Company has full legal right, power and authority (i) to enter into and perform this Agreement and the other Transaction Documents to which it is a party, including the issuance of the Exchange Shares.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party by the Company, the issuance of the Exchange Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have all been duly authorized by all necessary corporate action on the part of the Company.  No consent, waiver or authorization of, or filing with any other Person (including without limitation, any Governmental Authority) is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Agreement, the other Transaction Documents to which it is a party, and the Exchange Shares, except for consents, waivers, authorizations or filings which if not obtained or made would not have a material adverse effect on the Investors’ rights in the Exchange Shares, and except for required filings under the Securities Act, the Securities Exchange Act and the rules and regulations thereunder and applicable state securities laws.  Each of this Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 5.05.   No Conflict.  The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, (ii) conflict with or violate any Requirement of Law applicable to the Company or any Contractual Obligation of the Company, in each case in a manner which would have a material adverse effect on the Investors’ rights in the Exchange Shares or (iii) result in, or require, the creation or imposition of any lien, charge or other encumbrance on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

Section 5.06.   SEC Reports and Financial Statements.

(a)     Each of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009 and all Current Reports on 8-K filed with the SEC since January 1, 2009 (collectively, the “SEC Reports”), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Exchange Act and the rules and regulations thereunder.  None of the SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of fact or omitted a statement of a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than facts that did not have, or would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on the business or operations of the Company.

(b)    The consolidated financial statements of the Company included in such SEC Reports (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q under the Securities Exchange Act) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal, year-end adjustments, the consolidated financial position of the Company and its subsidiaries as of the dates thereof.

(c)     Without limiting the generality of the foregoing, (i) no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any SEC Reports and (ii) no enforcement action has been initiated, or to the knowledge of the Company threatened, against the Company or any of its directors or executive officers by the SEC relating to disclosures contained in any SEC Report.

ARTICLE VI

EXPENSES

Section 6.01.   Expenses.  The Company agrees that the expenses incurred by the Investors and Management Stockholders in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including without limitation, in connection with the preparation and filing of all required filings by the Investors and Management Stockholders with the Securities and Exchange Commission in connection with the transactions contemplated hereby, including, to the extent required Section 16 reports and filings on Schedule 13D and/or Schedule 13G, shall be paid by the Company.  Except as set forth in the immediately preceding sentence, each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, including without limitation, fees and expenses of counsel to each party.

ARTICLE VII

MISCELLANEOUS

Section 7.01.   Notices.  All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses:

if to the Company:

Highbury Financial Inc.
999 Eighteenth Street, Suite 300
Denver, Colorado 80202
Attention:  Richard S. Foote
Facsimile:  303-893-2902

with a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attention:  Floyd I. Wittlin
Facsimile:  212-702-3625

if to the Investors:

120 N. LaSalle Street, 25th Floor
Chicago,  Illinois  60601
Facsimile:  312-268-1335

with a copy to:

Sonnenschein Nath & Rosenthal LLP
233 S. Wacker Drive
Suite 7800
Chicago, Illinois 60606-6404
Attention:  Michael D. Rosenthal
Facsimile: 312-876-7934

or at such other address as a party may furnish in writing to each other party.

Section 7.02.   Further Assurances.  Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including, without limitation, in connection with obtaining any requisite approval) and to execute such agreements, powers of attorney or other documents or instruments to expeditiously consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the other Transaction Documents, the proper officers and directors of the Company and the Investors shall take all such necessary action.

Section 7.03.   Survival.  All warranties, representations, and covenants made herein or in any other instrument delivered by the parties hereto or on their behalf under this Agreement shall be considered to have been relied upon and shall survive the delivery of the Exchange Shares and payment therefor, regardless of any investigation made by any such party or on its behalf.

Section 7.04.   Amendments, Modifications and Waivers.  Any covenant, agreement, provision or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by (and only by) an instrument in writing signed by the Company and the Investors.

Section 7.05.   Successors and Assigns.  This Agreement shall be so binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 7.06.   Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereto eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without included therein any such part or parts which may, for any reason, be hereafter declared invalid.

Section 7.07.   Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 7.08.   Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 7.09.   Governing Law.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.  Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in the City of Chicago for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court (subject to the provisions of Section 7.10 hereof).  To the extent permitted by law, each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 7.01 hereof.  The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

Section 7.10.   Dispute Resolution.  Except as set forth in Section 7.11, all disputes arising in connection with this Agreement shall be resolved in binding arbitration in accordance with the applicable rules of the American Arbitration Association.  The arbitration shall be held in the City of Chicago before a single arbitrator selected in accordance with Section 11 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.  The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein.  The provisions of this Section 7.10 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein.  The arbitrator shall assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party or parties against the other party or parties to such proceeding).  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney’s fees, incurred by the other party in enforcing the award.

Section 7.11.   Indemnification of Investors and Management Stockholders.  The Company agrees to indemnify, defend and hold harmless to the fullest extent permitted by applicable law, the Investors and Management Stockholders from and against all claims, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including attorney fees and expenses of investigation and of enforcing the rights under this Section 7.11 to the fullest extent permitted by law), whether incurred with respect to third parties or otherwise, arising out of, resulting from or in connection with, based upon or relating to any claim by any stockholders of the Company (other than the Investors and Management Stockholders), whether brought individually, as a class or derivatively on behalf of the Company, alleging the breach of fiduciary or other duties of the parties hereto for entering into, challenging the authority of the Company to enter into, challenging the propriety of the Board approval of, or otherwise seeking to invalidate, enjoin or modify, or characterize as fraudulent or tortious, the transactions contemplated hereby or any portion thereof (collectively “Claims”).

(a)     Promptly after receipt by any Investor or Management Stockholder from any third party of written notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a Claim (an “Asserted Liability”) that might be entitled to indemnification from the Company under this Section 7.11, the Investor or Management Stockholder shall give written notice thereof (the “Claims Notice”) to the Company; provided, however, that a failure to give such notice shall not prejudice the Investor or Management Stockholders right to indemnification hereunder except to the extent that the Company is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in such reasonable detail as is practicable under the circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the Investor or Management Stockholder.

(b)    The Company may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the Company and an Investor or Management Stockholder, or more than one Investor or Management Stockholder, and the Company is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Investor or Management Stockholder may engage one separate counsel to represent all such Investors and Management Stockholders at the expense of the Company.  If the Company elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Investor or Management Stockholder of its intent to do so, and the Investor or Management Stockholder shall cooperate, at the expense of the Company, in the compromise of, or defense against, such Asserted Liability. Notwithstanding the foregoing, any settlement or compromise shall not include any terms and conditions applicable to an Investor or Management Stockholder, other than the payment of cash to be paid by the Company, without the prior written consent of such Investor or Management Stockholder.  If the Company elects not to compromise or defend the Asserted Liability, fails to notify the Investor or Management Stockholder of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Investor or Management Stockholder may pay, compromise or defend such Asserted Liability all at the expense of the Company (in accordance with the provisions of Section 7.11(c) below). Except as set forth in the preceding sentence, the Investor or Management Stockholder may not settle or compromise any claim over the objection of the Company; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Investor or Management Stockholder may participate at its own expense in the defense of such Asserted Liability. The Investor or Management Stockholder shall in any event make available to the Company any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the Company.

(c)     If the Company elects not to compromise or defend an Asserted Liability, or fails to notify the Investor or Management Stockholder of its election as above provided, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Investor or Management Stockholder in defending any Asserted Liability, shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Investor or Management Stockholder to repay such amount if it shall be determined that the Investor or Management Stockholder is not entitled to be indemnified as authorized in this Section 7.11, without the provision of any security.

(d)    The Investors and the Management Stockholders shall be entitled to enforce their rights to indemnification and advancement of expenses pursuant to this Section 7.11 by bringing an action in the Delaware Court of Chancery in accordance with Section 145(k) of the Delaware General Corporation law, which court may summarily determine the Company’s obligation to advance expenses (including attorneys’ fees).

Section 7.12.   Remedies.  Each party to this Agreement acknowledges and agrees that in the event of any breach of this Agreement by any one of them, any of the parties, as the case may be, would be irreparably harmed and could not be made whole by monetary damages.  Each party accordingly agrees (a) to waive the defense in any action for specific performance that a remedy at law would be adequate and (b) each party, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 7.13.   Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be considered an original, but all of which taken together shall constitute one instrument.

Section 7.14.   Interpretation.  No provisions of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted or dictated such provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President & CEO

INVESTORS:

SDB ASTON, INC.

By:	/s/ Stuart D. Bilton
Name: Stuart D. Bilton
Title: President

KCA ASTON, INC.

By:	/s/ Kenneth C. Anderson
Name: Kenneth C. Andersen
Title: President

GFD ASTON, INC.

By:	/s/ Gerald F. Dillenburg
Name: Gerald F. Dillenburg
Title: President

CRD ASTON, INC.

By:	/s/ Christine R. Dragon
Name: Christine R. Dragon
Title: President

JH ASTON, INC.

By:	/s/ Joseph Hays
Name: Joseph Hays
Title: President

BCH ASTON, INC.

By:	/s/ Betsy C. Heaberg
Name: Betsy C. Heaberg
Title: President

DAR ASTON, INC.

By:	/s/ David A. Robinow
Name: David A. Robinow
Title: President

JPR ASTON, INC.

By:	/s/ John P. Rouse
Name: John P. Rouse
Title: President

SCHEDULE A

Management Stockholders	Investors	Series B Preferred Stock

Stuart D. Bilton	SDB Aston, Inc.	371.44
Kenneth C. Anderson	KCA Aston, Inc.	285.72
Gerald Dillenburg	GFD Aston, Inc.	142.86
Christine R. Dragon	CRD Aston, Inc.	57.14
Joseph Hays	JH Aston, Inc.	35.71
Betsy Heaberg	BCH Aston, Inc.	35.71
David Robinow	DAR Aston, Inc.	35.71
John Rouse	JPR Aston, Inc.	35.71
	TOTAL OUTSTANDING	1,000

SCHEDULE B

CAPITALIZATION

Issued and Outstanding Capital Stock:

0 shares of Series A Junior Participating Preferred Stock
1,000 shares of Series B Preferred Stock
9,085,035 shares of Common Stock

Rights to Purchase Capital Stock of the Company:

Warrants to purchase shares of 10,762,008 shares of Common Stock (subject to certain anti-dilution adjustments)

Rights issued pursuant to that certain Rights Agreement, dated August 10, 2009, between the Company and Continental Stock Transfer & Trust Company to purchase shares of Series A Junior Participating Preferred Stock that are not immediately exercisable.

4,500,000 shares issuable upon conversion of shares of Series B Preferred Stock (subject to certain anti-dilution adjustments)